Exhibit 99.1

Joint Filer Information

Date of Earliest Transaction:	May 18, 2010

Issuer Name and Ticker or Trading Symbol:	X-Rite, Incorporated (“XRIT”)

Designated Filer:	OEPX, LLC

Other Joint Filers:	One Equity Partners III, L.P.
320 Park Avenue, 18th Floor
New York, NY 10022

OEP General Partner III, L.P.
320 Park Avenue, 18th Floor
New York, NY 10022

OEP Holding Corporation
320 Park Avenue, 18th Floor
New York, NY 10022

Signatures:	ONE EQUITY PARTNERS III, L.P.

	By:	OEP General Partner III, L.P.
as its general partner

	By:	OEP Holding Corporation
as its general partner

		By:	/s/ Colin M. Farmer
Name: Colin M. Farmer
Title: Managing Director

OEP GENERAL PARTNER III, L.P.

	By:	OEP Holding Corporation
as its general partner

		By:	/s/ Colin M. Farmer
Name: Colin M. Farmer
Title: Managing Director

OEP HOLDING CORPORATION

		By:	/s/ Colin M. Farmer
Name: Colin M. Farmer
Title: Managing Director